                         SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
   Section 240.14a-12
                               STANHOME INC.
__________________________________________________________________________
             (Name of Registrant as Specified In Its Charter)
__________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
   0-11.

      1)  Title of each class of securities to which transaction applies:
      ______________________________________________________

      2)  Aggregate number of securities to which transaction applies:
      ______________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ______________________________________________________

      4)  Proposed maximum aggregate value of transaction:
      ______________________________________________________

      5)  Total fee paid:
      ______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      ______________________________________________________

      2)  Form, Schedule or Registration Statement No.:
      ______________________________________________________

      3)  Filing Party:
      ______________________________________________________

      4)  Date Filed:
      ______________________________________________________

                               STANHOME INC.
                            333 WESTERN AVENUE
                      WESTFIELD, MASSACHUSETTS  01085
                 ________________________________________

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              April 24, 1997


      Notice is hereby given that the Annual Meeting of Stockholders of Stanhome Inc. will be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts 01085, at 9:30 a.m. on Thursday, April 24, 1997, for the following purposes:

      1.  To elect three Class II Directors for a three-year term.

      2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for 1997.

      3. To vote upon a stockholder proposal described in this proxy statement, if the proposal is presented at the meeting.

      4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

      Stockholders of record as of the close of business on February 28, 1997 will be entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

                                     By Order of the Board of Directors,

                                     BRUCE H. WYATT, Clerk


Westfield, Massachusetts
March 14, 1997

                 ________________________________________

                                 IMPORTANT



      All stockholders are cordially invited to attend the meeting.
Whether or not you plan to attend in person, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting, you may vote in person, if you desire to do so, even if you have returned a proxy card.

                               STANHOME INC.

                              PROXY STATEMENT

                                                            March 14, 1997

                  SOLICITATION AND REVOCATION OF PROXIES

      The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Stanhome Inc. (the "Company") to be held at 9:30 a.m. on Thursday, April 24, 1997, at the principal executive offices of the Company, 333 Western Avenue, Westfield, Massachusetts 01085. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Clerk, at or before the 1997 annual meeting of stockholders (the "Annual Meeting"), a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Bruce H. Wyatt, Clerk, Stanhome Inc., 333 Western Avenue, Westfield, Massachusetts 01085.

      The expense of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., New York, New York, to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $6,500 plus expenses. Proxies will be solicited by personal interview, mail, and telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are the beneficial owners of the Company's common stock, par value $.125 per share, together with the associated common stock purchase rights (the "Common Stock"), which they hold of record, and if so, they will be supplied with additional copies of the proxy card and proxy materials for distribution to such beneficial owners. The Company will, in addition, reimburse parties holding shares of Common Stock in their names or in the names of their nominees for their reasonable expenses in sending proxy cards and proxy materials to the beneficial owners of the shares of Common Stock.

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice. If the enclosed proxy card is properly executed and returned to the Company, all shares represented thereby will be voted as indicated thereon.

      The address of the Company's principal executive offices is 333 Western Avenue, Westfield, Massachusetts 01085, U.S.A. This Proxy Statement and the accompanying proxy card are being mailed on or about March 14, 1997 to each stockholder of record as of the close of business on February 28, 1997.

                               ANNUAL REPORT

      The Annual Report to Stockholders of the Company for the year ended December 31, 1996, including the Company's financial statements for its 1996 fiscal year, is to accompany this Proxy Statement, which is being mailed on or about March 14, l997 to each stockholder of record as of the close of business on February 28, 1997.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      On February 28, 1997, there were outstanding 17,903,786 shares of the Common Stock, which is the only class of stock outstanding and entitled to vote at the Annual Meeting and any postponement or adjournment thereof.
The holders of such shares will be entitled to cast one vote for each share held of record as of the record date. To the best knowledge of the Company, the only beneficial owner of more than 5% of the Common Stock as of December 31, 1996 was as follows:

                              Amount and
                              Nature of                     Percent
Name and Address of           Beneficial                    of
Beneficial Owner              Ownership                     Class
GeoCapital Corporation        949,900 shares with           5.31%
767 Fifth Avenue              sole investment power
New York, NY 10153            (of which Wilma J. Engel,
                              a managing director of
                              GeoCapital, owns 200 shares
                              with sole voting power)

      Management of the Company beneficially owned, as of January 31, 1997, shares of the Common Stock as follows:

                              Amount and Nature             Percent
Name of                       of Beneficial                 of
Beneficial Owner              Ownership (1)(2)              Class(3)
John F. Cauley                7,975 Direct                  --

Janet M. Clarke               2,625 Direct                  --

Charles W. Elliott            3,150 Direct                  --

Judith R. Haberkorn           3,875 Direct                  --

Thomas R. Horton              6,975 Direct                  --

Allan G. Keirstead            207,176 Direct,               1.16%
                              1,488 Indirect

Homer G. Perkins              24,245 Direct,                --
                              14,000 Indirect (4)

G. William Seawright          228,500 Direct,               1.26%
                              257 Indirect

H. L. Tower                   111,684 Direct                --

Anne-Lee Verville             5,875 Direct                  --

Michael W. Burgess            8,750 Direct                  --

John J. Dur                   18,000 Direct,                --
                              170 Indirect

Eugene Freedman               207,884 Direct,               1.37%
                              40,387 Indirect (5)

All Directors and             1,084,301 Direct,             6.20%
Executive Officers            78,501 Indirect


                                    -3-

as a Group
(18 persons)
___________________________________________________________________________

      (1)Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Fractional amounts have been rounded to the nearest whole share of Common Stock.

      (2)Includes shares of the Common Stock which the Directors, the named Executive Officers, and All Directors and Executive Officers as a Group are deemed to beneficially own by reason of options granted to them under the Company's 1984, 1991 and 1996 Stock Option Plans and Special Interim Chief Executive Officer Stock Option Plan which are exercisable within the next 60 days, including as follows: Mr. Cauley (6,375 shares), Ms. Clarke (1,875 shares), Mr. Elliott (750 shares), Ms. Haberkorn (3,375 shares), Messrs. Horton (5,975 shares), Keirstead (160,500 shares), Perkins (6,375 shares), Seawright (227,500 shares), and Tower (33,375 shares), Ms. Verville (4,875 shares), and Messrs. Burgess (8,750 shares), Dur (17,500 shares) and Freedman (176,150 shares).

      (3)Unless otherwise noted, percent of class of each Director and named Executive Officer is less than 1%.

      (4)Includes 14,000 shares of the Common Stock held by the residuary trust established under the Will of Frank Stanley Beveridge. Mr. Perkins shares voting and investment power over these shares and disclaims any beneficial interest in all such shares.

      (5)Includes 35,000 shares of the Common Stock owned by the Eugene Freedman Family Limited Partnership, of which Mr. Freedman is the General Partner, and 5,000 shares owned by the Eugene Freedman Family Foundation, of which Mr. Freedman is an officer and a director. Mr. Freedman shares voting and investment power over these shares and disclaims any beneficial interest in all such shares except to the extent of his beneficial interest in the Limited Partnership and the Foundation.

                           ELECTION OF DIRECTORS

      Effective as of the Annual Meeting, the Board of Directors of the Company (the "Board") consists of ten members who are constituted into three separate classes serving three years each with one class being elected each year. The Board has adopted several policies concerning resignation and retirement of Directors from the Board, one providing for review by the Board of a Director's continued membership following a change in principal employment, and another providing for retirement at age 72, excluding Mr. Perkins who is not subject to this policy.

      The term of office of the three incumbent Class II Directors, Ms. Janet M. Clarke and Messrs. Charles W. Elliott and Allan G. Keirstead, expires at the Annual Meeting. The Board proposes their election for a three-year term expiring at the annual meeting of stockholders in April 2000. The election of the three nominees named above requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Annual Meeting; provided that a quorum is present or represented. Abstentions will be treated as votes cast and will have the effect of votes against in the voting count for the election of Directors. Shares of Common Stock that are represented by a broker and not voted with respect to a particular matter are not treated as being present at the Annual Meeting and will have no effect on the voting count.

      Proxies of stockholders containing no designation to the contrary will be voted for the election of the three nominees named above.

      If for any reason any nominee is not available to serve when the election occurs, the persons named in the proxy cards will vote the proxies in accordance with their best judgment. The Board has no reason to believe that any nominee will not be available.


             INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES


NOMINEES FOR DIRECTORS IN CLASS II
Terms expiring in 2000

___________________________________________________________________________

JANET M. CLARKE                        Senior Vice President, Information
                                       Services Sector, R.R. Donnelley &
                                       Sons Company ("Donnelley")
Director since 1994   [Photograph      (commercial printer), New York, NY
                       of Director     since 1994.  Formerly Senior Vice
Age 44                 omitted]        President, Manufacturing - Financial
                                       Printing Services Group since 1992;
                                       and Senior Vice President and Vice
                                       President - Documentation Services
                                       Group of Donnelley since 1990 and
                                       1988, respectively.  Also, Director
                                       of Cox Communications, Inc.,
                                       Atlanta, GA and 77 Capital
                                       Corporation (a Donnelley venture
                                       capital investment company),
                                       Chicago, IL.  Member of the
                                       Company's Audit and Organization
                                       Committees.

___________________________________________________________________________

CHARLES W. ELLIOTT                     Retired in 1995 as Executive Vice
                                       President - Administration and Chief
                                       Financial Officer, Kellogg Company
Director since 1995   [Photograph      (food products), Battle Creek,
                       of Director     MI, after serving in such offices
Age 65                 omitted]        since 1987 and 1988, respectively.
                                       Also, Director of Munder
                                       Funds, Detroit, MI.  Member of the
                                       Company's Audit and Compensation
                                       and Stock Option Committees.

___________________________________________________________________________

ALLAN G. KEIRSTEAD                     Executive Vice President and Chief
                                       Administrative and Financial
                                       Officer of the Company since 1988.
Director since 1985   [Photograph      Member of the Company's Executive
                       of Director     Committee.
Age 52                 omitted]

___________________________________________________________________________

DIRECTORS CONTINUING IN OFFICE IN CLASS I
Terms Expiring in 1999

___________________________________________________________________________


JUDITH R. HABERKORN                    Vice President, Individual
                                       Communication Services, NYNEX
                                       Corporation, New York, NY since
Director since 1993   [Photograph      1995.  Formerly Vice President-
                       of Director     Consumer Markets, NYNEX Corporation
Age 50                 omitted]        (telecommunications services),
                                       New York, NY since 1994 and Vice
                                       President-Sales and Marketing, New
                                       York Telephone Co. since 1992.
                                       Member of the Company's Audit and
                                       Compensation and Stock Option
                                       Committees.

___________________________________________________________________________

THOMAS R. HORTON                       Retired as Chairman and Chief Execu-
                                       tive Officer of American Management
                                       Association (management training),
Director since 1991   [Photograph      New York, NY in 1992 and 1991,
                       of Director     respectively, after serving since
Age 70                 omitted]        1989 and 1982, respectively.  Also,
                                       Director of The Commercial Bank
                                       of Volusia County, Ormond Beach,
                                       FL.  Chairman of the Company's
                                       Organization Committee and
                                       member of the Audit Committee.

___________________________________________________________________________

H. L. TOWER                            Chairman of the Board since 1982 and
                                       Chief Executive Officer from 1978 to
                                       1990; retired as an associate from
Director since 1978   [Photograph      the Company in 1992; served briefly
                       of Director     in 1993 as interim President and
Age 64                 omitted]        Chief Executive Officer.  Also,
                                       Director of Tambrands, Inc., White
                                       Plains, NY.  Chairman of the
                                       Company's Executive Committee and
                                       member of the Audit and Organization
                                       Committees.

___________________________________________________________________________

DIRECTORS CONTINUING IN OFFICE IN CLASS III
Terms expiring in 1998

___________________________________________________________________________

JOHN F. CAULEY                         Retired as President of Friendly Ice
                                       Cream Corporation, a subsidiary of
                                       Tennessee Restaurant Company
Director since 1987   [Photograph      (restaurants and food products),
                       of Director     Memphis, TN in 1989.  Chairman
Age 64                 omitted]        of the Company's Audit Committee
                                       and member of the Executive and

                                       Compensation and Stock Option
                                       Committees.

___________________________________________________________________________


HOMER G. PERKINS                       Retired as Chairman of the Board of
                                       the Company in 1982.  Member of the
                                       Company's Executive, Audit and
Director since 1954   [Photograph      Organization Committees.
                       of Director
Age 80                 omitted]

___________________________________________________________________________

G. WILLIAM SEAWRIGHT                   President and Chief Executive
                                       Officer of the Company since 1993.
                                       Formerly President and Chief Execu-
Director since 1990   [Photograph      tive Officer of The Paddington Corp-
                       of Director     oration (importer of wines and
Age 55                 omitted]        spirits), Fort Lee, NJ, since 1990.
                                       Also, Director of The Fonda Group,
                                       Inc. (paper goods company), St.
                                       Albans, VT.  Member of the Company's
                                       Executive Committee.

___________________________________________________________________________

ANNE-LEE VERVILLE                      General Manager - Worldwide
                                       Education Industry of
                                       International Business Machines
Director since 1991   [Photograph      Corporation ("IBM")(advanced
                       of Director     information technologies), White
Age 51                 omitted]        Plains, NY, since 1994.  Formerly
                                       President-General Sector Division
                                       of IBM since 1991.  Chairman
                                       of the Company's Compensation and
                                       Stock Option Committee and member of
                                       the Audit and Executive Committees.

___________________________________________________________________________

                  REMUNERATION OF NON-EMPLOYEE DIRECTORS

      The Board establishes the compensation paid to each Director who is not also an employee of the Company for all services in such capacity. The current remuneration amounts are as follows:

      (1) For service as a member of the Board, a retainer of 200 shares of the Common Stock and $15,000 per annum, plus $1,200 for attendance at each meeting of the Board;

      (2) For service as Chairman of the Board, an additional retainer of $50,000 per annum;

      (3) For service as a Board Committee member, an attendance fee of $800 for each Committee meeting and other Directors' meeting held in connection with the selection of potential nominees for positions on the Board; and

      (4) For service as Chairman of a Committee of the Board, an additional attendance fee of $200 per Committee or other meeting referred to above.

      Payment of these cash amounts may be partially or fully deferred by the Director (with interest payable to the Director at the Company's cost of borrowing) until a later year, retirement from the Board or a change in control of the Company (in which case the Director will also be reimbursed for any excise or other taxes incurred as a result of such payment).

      In addition, during the three-year period ending in 1998, as of the day following the annual meeting of stockholders, each then serving non-employee Director receives a grant of 1,500 non-qualified options to purchase shares of the Common Stock at an exercise price per share equal to the fair market value per share of the Common Stock on the grant date. The options become exercisable on the eighth anniversary of the grant, unless they have already become exercisable as provided for in the Company's 1996 Stock Option Plan, and expire on the tenth anniversary of the grant.

      Upon retirement of a non-employee Director at any time after age 60 with 5 years of service on the Board, he or she will become an "Advisory Director" who may be called upon for advice by the Chief Executive Officer of the Company as the occasion arises. For such services, an Advisory Director shall receive, in addition to current attendance fees for his or her requested participation at meetings, the annual retainer at the rate in effect at the time of his or her retirement for a period of years equal to the Director's years of service (but not in excess of 10 years) or until his or her earlier death. In the event of a change in control of the Company, each Advisory Director and each Director then eligible to retire and become an Advisory Director will receive the balance of the retainer payments due for his or her term, or remainder thereof, as an Advisory Director, plus reimbursement for any excise or other taxes incurred as a result of such payment.

      Directors receive reimbursement from the Company for expenses incurred in connection with service in that capacity. Directors who are also employees of the Company receive no additional compensation for their services as Directors.

         ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees

      The Audit Committee, comprised of eight Board members previously identified, held three meetings during 1996. This Committee, which consists entirely of non-employee Directors, provides oversight of the Company's audit, accounting, reporting, and control practices and provides a non-management link between the Board and the Vice President of the Company's internal auditing department. This Committee reviews the activities of the internal auditing department and the Company's independent accountants. It also reviews the adequacy of the Company's accounting, financial, and operating controls and reports to the full Board as necessary.

      The Compensation and Stock Option Committee, comprised of four Board members previously identified, held six meetings during 1996. This Committee, which also consists entirely of non-employee Directors, determines compensation policy for the Company, approves or recommends to the Board compensation of the Directors and officers of the Company and reviews and acts on recommendations from the Chief Executive Officer which concern awarding stock options and administering the stock option plans of the Company and the Non-employee Director Stock Plan.

      The Organization Committee, comprised of four Board members previously identified, held four meetings during 1996. This Committee, which also consists entirely of non-employee Directors, provides the Board with Director and corporate officer recommendations, including with respect to the Chief Executive Officer of the Company, proposes to the Board each year a slate of Directors for recommendation and submission to the stockholders at the Company's next annual meeting of stockholders and deals with all aspects of the Director selection process, reviewing prospective Director candidates in the light of anticipated resignations and retirements and the appropriate composition of the Board.

      In accordance with the Company's Restated Articles of Organization, as amended, the Organization Committee will consider a nominee for election to the Board recommended by a stockholder if the stockholder gives notice in writing to the Secretary of the Company, at least 45 days in advance of the anniversary of the date of the previous annual meeting of stockholders, which notice includes:

      (a) The name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;

      (b) A representation that the stockholder is a holder of record of the Common Stock and intends to appear in person or by proxy at the Company's next annual meeting of stockholders to nominate the person or persons specified in the notice;

      (c) A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

      (d) Such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

      (e) The consent of each nominee to serve as a Director if so elected.

      In addition to the Committee meetings referred to above, the full Board held eight meetings during 1996. One Director, Ms. Clarke, attended 7 of the 8 meetings of the Board and 4 of the 7 meetings of the Committees of which she is a member that were held during the year.

                          EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and its subsidiaries, as well as all other plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer, who were serving at the end of 1996 (all five persons being collectively referred to herein as the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries:

                        SUMMARY COMPENSATION TABLE
                                                          Long Term
                                                          Compen-
                                 Annual                   sation
                              Compensation (1)            Awards (2)

                                              Other       Securities
Name                                          Annual      Under-     All Other
                                    -9-

and                                           Compen-     lying      Compen-
Principal                                     sation      Options    sation
Position          Year  Salary($) Bonus($)(3)($)          (#)        ($)(4)


G. W. Seawright,  1996  $566,000  $  257,530  $  -         70,500       $37,571
President and     1995   533,750     230,713   58,865(5)  125,000        41,295
Chief Executive   1994   500,000     341,900   72,030(6)  114,000        11,977
Officer

M. W. Burgess,    1996   259,000        -        -         15,000         6,713
Vice President    1995   157,924      25,000   48,638(7)   35,000           145
(Chief Executive  1994      -           -        -           -             -
Officer of
Hamilton Direct
Response Group)

J. J. Dur,        1996   271,000        -     371,345(8)   15,000        13,792
Vice President    1995   249,167      38,621  348,852(9)   35,000         3,866
(Chief Executive  1994      -           -        -           -             -
Officer of
Stanhome
Direct Selling
Group)

E. Freedman,      1996   475,000   4,030,500     -         24,000        30,590
Executive Vice    1995   475,000   4,078,950     -         40,000        30,608
President         1994   475,000   3,472,050     -         43,000        30,626
(Chief
Executive Officer
of Enesco
Giftware Group)

A. G. Keirstead,  1996   363,000     127,050     -         21,000        21,642
Executive Vice    1995   348,250     121,888     -         40,000        21,511
President and     1994   331,000     156,695     -         42,000         6,991
Chief Administra-
tive and
Financial Officer

_____________________________________________________________________________

      (1)Annual compensation includes bonus compensation for the year, whether paid in that year or in the succeeding year, under agreements with Messrs. Seawright and Freedman and pursuant to the Company's Management Incentive Plan with respect to Messrs. Burgess, Dur and Keirstead, and except for Mr. Freedman, also includes salary compensation deferred through the Company's (Hamilton's, in the case of Mr. Burgess) Investment Savings Plan and Supplemental Investment Savings Plan.

      (2)All Long-term Compensation Awards to the Named Executive Officers during the three-year period were made in the form of non-qualified stock options granted under the Company's 1991 and 1996 Stock Option Plans. No stock appreciation rights ("SARs") were awarded either singly or in tandem with the granted options.

      (3)Totals for 1994 have been restated to comport with the format used in 1995 and 1996 for reporting only performance-related bonuses in this column.

      (4)All Other Compensation in 1996 consisted of the following

                                   -10-

items for each of the Named Executive Officers: G. W. Seawright, $4,500 matching contribution under the Company's 401(k) Investment Savings Plan and $20,557 matching contribution under the Company's Supplemental Investment Savings Plan, $500 contribution under the Company's Payroll-Based Stock Ownership Plan ("PAYSOP Contribution") and $12,014 insurance premiums paid by the Company with respect to term life insurance for his benefit ("Insurance Premiums"); M. W. Burgess, $4,500 matching contribution under Hamilton's 401(k) Investment Savings Plan and $840 matching contribution under Hamilton's Supplemental Investment Savings Plan, $500 PAYSOP Contribution and $873 Insurance Premiums; J. J. Dur, $4,500 matching contribution under the Company's Investment Savings Plan and $4,751 matching contribution under the Company's Supplemental Investment Savings Plan, $500 PAYSOP Contribution and $4,041 Insurance Premiums;
E. Freedman, $22,500 contribution under the Enesco Profit Sharing Plan and $7,500 contribution under the Enesco Supplemental Profit Sharing Plan, $500 PAYSOP Contribution and $90 Insurance Premiums; and A. G. Keirstead, $4,500 matching contribution under the Company's 401(k) Investment Savings Plan and $11,097 matching contribution under the Company's Supplemental Investment Savings Plan, $500 PAYSOP Contribution and $5,545 Insurance Premiums.

      (5)Includes $28,894 in automobile allowance and $24,521 in reimbursed tax payments relating to relocation expenses for G. W.
Seawright.

      (6)Includes $20,833 in relocation settling-in allowance paid to
G. W. Seawright.

      (7)Includes $43,036 in relocation settling-in allowance paid to
M. W. Burgess.

      (8)Includes $344,543 in total costs, including taxes, incurred by the Company for J. J. Dur under the Company's Expatriate Policy.

      (9)Includes $322,752 in total costs, including taxes, incurred by the Company for J. J. Dur under the Company's Expatriate Policy.

      The following table contains information concerning individual grants of stock options made by the Company to each of the Named Executive Officers during the last fiscal year:

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                               Grant Date
                               Individual Grants (1)              Value
                 Number
                 of Sec-  % of
                 urities  Total
                 Under-   Options                                 Grant
                 lying    Granted to  Exercise                    Date
                 Options  Employees   or Base                     Present
                 Granted  in Fiscal   Price     Expiration        Value
Name             (#)(2)   Year        ($/Sh)    Date              $(3)
___________________________________________________________________________

G. W. Seawright  70,500     18.4%     $29.50    April 29, 2006  $508,305

M. W. Burgess    15,000      3.9%      29.50    April 29, 2006   108,150
                                   -11-

J. J. Dur        15,000      3.9%      29.50    April 29, 2006   108,150

E. Freedman      24,000      6.3%      29.50    April 29, 2006   173,040

A. G. Keirstead  21,000      5.5%      29.50    April 29, 2006   151,410

___________________________________________________________________________

      (1)The individual grants described herein were all made in the form of non-qualified stock options under the Company's 1996 Stock Option Plan. No SARs were granted by the Company during 1996.

      (2)All Options granted have a ten-year term and become exercisable only after six months from date of grant and upon the Company's achievement of certain stock value performance criteria, or upon the eighth anniversary of the date of grant regardless of whether those criteria have been achieved.

      (3)The Company used the Black-Scholes option pricing model to determine the present value of the options granted as of their respective date of grant. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and time of exercise were as follows: (i) volatility was calculated based on the daily change in the Common Stock price during the 250 trading days preceding the option grant date; (ii) risk-free rate of return was the yield as of the option grant date on U.S. Treasury bonds maturing in ten years; (iii) dividend yield was computed based on the then most recent four quarterly dividends paid on the Common Stock divided by the average of the highest and lowest closing prices for the Common Stock during the twelve-month period ending on the grant date; and (iv) time of exercise was the full term of the option granted. There were no adjustments made in the option pricing model for non-transferability or risk of forfeiture of the options granted.


      The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the last fiscal year and the value of unexercised stock options held by each of them as of the end of the fiscal year:

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                         Number of
                                         Securities        Value of
                                         Underlying        Unexercised
                                         Unexercised       In-the-Money
                  Shares                 Options at        Options at
                  Acquired               FY-End (#)        FY-End ($)
                  on         Value
                  Exercise   Realized    Exercisable/      Exercisable/
Name              (#)        ($)         Unexercisable     Unexercisable
__________________________________________________________________________
G. W. Seawright   0          $0          167,375/246,625    $      0/$0

M. W. Burgess     0           0            8,750/ 41,250           0/ 0

J. J. Dur         0           0            8,750/ 41,250           0/ 0

E. Freedman       0           0          150,400/ 80,500     140,250/ 0

                                   -12-

A. G. Keirstead   0           0          135,000/ 77,000           0/ 0
__________________________________________________________________________

Pension Plan

      The Company maintains a qualified Pension Plan, supplemental retirement plans and certain supplemental retirement agreements requiring contributions in amounts determined annually by independent actuaries. Of the Named Executive Officers, only Messrs. Seawright and Keirstead are eligible to participate in both the Pension Plan and their respective supplemental retirement agreements and to receive reduced annual benefits in the event of an involuntary termination without cause. Pension Plan benefit payments are subject to a maximum allowed under Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), of $125,000 in 1997. For purposes of the Pension Plan, 1997 compensation in excess of $160,000 is excluded. The following table has been prepared without regard to these limitations, however, and it includes amounts attributable to the supplemental retirement agreements in which Messrs. Seawright and Keirstead participate as Executive Officers who are also Directors:


                          PENSION PLAN TABLE (1)
Remuneration                    Years of Service
_________________________________________________________
Final
Average
Compen-
sation         5        10           15            20
_________________________________________________________
$  300,000  $150,000  $150,000      $150,000    $150,000
   400,000   200,000   200,000       200,000     200,000
   500,000   250,000   250,000       250,000     250,000
   600,000   300,000   300,000       300,000     300,000
   700,000   350,000   350,000       350,000     350,000
   800,000   400,000   400,000       400,000     400,000
   900,000   450,000   450,000       450,000     450,000
 1,000,000   500,000   500,000       500,000     500,000
 1,100,000   550,000   550,000       550,000     550,000
 1,200,000   600,000   600,000       600,000     600,000
_________________________________________________________
Continued:

25           30         35        40
_________________________________________________________
$150,000  $150,000   $150,000  $150,000
 200,000   200,000    200,000   200,000
 250,000   250,000    250,000   250,000
 300,000   300,000    300,000   300,000
 350,000   350,000    350,000   350,000
 400,000   400,000    400,000   400,000
 450,000   450,000    450,000   450,000
 500,000   500,000    500,000   500,000
 550,000   550,000    550,000   550,000
 600,000   600,000    600,000   600,000
___________________________________________________________

      (1)The information contained in this Pension Plan Table represents the aggregate estimated annual benefits payable to qualified Director
                                   -13-

participants under the Pension Plan and supplemental retirement agreements.


      The retirement plans to which Mr. Dur is a participant have a qualified pension plan portion, as described below, and a supplemental retirement plan portion. The supplemental portion represents a Pension Plan benefit with no limits on compensation or benefit amounts less the qualified Pension Plan benefit which limits compensation to $160,000 per year pursuant to Code Section 401(a)(17) and a maximum benefit pursuant to Code Section 415 of $125,000 in 1997. The following table has been prepared without regard to these limitations or certain social security and profit sharing plan benefit offsets, however, and it includes amounts attributable to the supplemental retirement plan in which Mr. Dur participates:

                          PENSION PLAN TABLE (1)
Remuneration                  Years of Service
________________________________________________
Final
Average
Compen-
sation         5        10       15       20
________________________________________________
$100,000    $ 7,500  $15,000  $ 22,500 $ 30,000
 200,000     15,000   30,000    45,000   60,000
 300,000     22,500   45,000    57,500   90,000
 400,000     30,000   60,000    90,000  120,000
 500,000     37,500   75,000   112,500  150,000
 600,000     45,000   90,000   135,000  180,000
__________________________________________________
__________________________________________________
Continued:

25             30       35          40
__________________________________________________
$ 37,500    $ 45,000  $ 50,830    $ 53,333
  75,000      90,000   101,660     106,667
 112,500     135,000   152,490     160,000
 150,000     180,000   203,320     213,333
 187,500     225,000   254,150     266,667
 225,000     270,000   304,980     320,000
__________________________________________________

      (1)The information contained in this Pension Plan Table represents the aggregate estimated annual benefits payable to qualified non-Director participants under the Pension Plan and supplemental retirement plans.


      For purposes of the qualified Pension Plan and the supplemental retirement agreements and plans referred to above, "compensation" includes total wage, salary, bonus, Company automobile benefit, and any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in gross income under the Code, but it does not include other payments to benefit plans, other perquisite compensation or reimbursement for business expenses. Except for Messrs. Dur and Freedman, whose current covered compensation is $297,800 and $200,000, respectively, substantially all of the items of current compensation covered by the

Pension Plan and the supplemental retirement agreements and plans for each of the other participating Named Executive Officers are included in the Summary Compensation Table columns entitled "Salary ($)" and "Bonus ($)". The pension benefit is based on the employee's "Final Average Compensation" which means the highest average of annual compensation paid during any five consecutive calendar years during the employee's last ten years of employment. For purposes of the qualified Pension Plan, and of the supplemental retirement agreements and plans in the event of an involuntary termination, under amendments recently approved the number of credited years of service is currently as follows for each of the Named Executive Officers (except for Mr. Burgess who instead participates in the Hamilton Profit Sharing, Investment Savings and Supplemental Investment Savings Plans and for Mr. Freedman who instead participates in the Enesco Profit Sharing and Supplemental Profit Sharing Plans): Mr. Seawright, 8; Mr. Dur, 7; and Mr. Keirstead, 32. Each of Messrs. Seawright, Dur and Keirstead is fully vested in the Pension Plan and will become fully vested in his supplemental retirement agreement/plan either upon the following respective dates: August 28, 1998; January 16, 2000; and November 17, 1999; or upon his earlier involuntary termination.

      The qualified Pension Plan's portion of the estimated annual benefits shown above is based upon an assumed normal retirement in 1997 at age 65, is payable on a straight-life annuity basis to participants under the Pension Plan in specified compensation and years of service classifications, and is equal to 1 1/2% of the participant's Final Average Compensation multiplied by his years of service up to 33 1/3 years, plus 1/2% for each Year of Service beyond that. These benefits are reduced by a percentage of the retired employee's primary Social Security benefit (not to exceed 50% of that benefit) and also are offset by any benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980. The retirement benefit is reduced in the event of early retirement prior to age 62. The Pension Plan also provides for a surviving spouse's benefit in the event of the death of a vested participant.

      The supplemental retirement agreements' portion of the estimated annual benefits first shown above is computed based upon an assumed normal retirement in 1997 at age 65 and is equal to 50% of the participant's average of annual compensation during the five highest compensated years out of the last ten years of his employment prior to retirement, less the following: (i) benefits from Company contributions under the Pension Plan;
(ii) benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980; and (iii) 50% of the retired employee's Social Security benefits. The retirement benefit is reduced in the event of early retirement, as specified under the supplemental retirement agreements, prior to age 62. The supplemental retirement agreements of Messrs. Seawright and Keirstead also include disability and surviving spouse's benefits. These agreements provide for a monthly retirement benefit in an amount subject to the individual taking a normal or early retirement from the Company. An early retirement prior to age 62 for any reason other than a discharge for cause shall subject the monthly retirement benefit to a stipulated percentage reduction.


Employment Contracts and Termination of Employment and Change in Control Arrangements

      Mr. Seawright, President and Chief Executive Officer of the Company, received his annual base salary of $566,000 in 1996 and was eligible for a bonus of up to 65% of his annual base salary under the Company's Management Incentive Plan ("MIP") program pursuant to an employment agreement which has a rolling three-year term. In addition to standard executive officer fringe benefits, he is eligible to receive special medical insurance coverage including his spouse, and has a spousal death benefit. The Company has also entered into a retirement agreement with Mr. Seawright which is more fully described elsewhere in this Proxy Statement.

      Mr. Freedman, Executive Vice President of the Company and Chairman and Chief Executive Officer of Enesco Corporation, received an annual base salary of $475,000 in 1996 and was entitled to a bonus in an amount equal to the excess of five percent of Enesco's pre-tax net income over the paid annual base salary pursuant to an employment agreement, as amended, which will expire in 1997. His agreement also includes a severance benefit, payable in a lump sum cash payment within five business days of termination, equal to approximately three times his annual base amount as defined in Section 280G of the Code if his employment terminates within two years following a change in control of the Company for any reason other than death, disability, retirement, or cause, or his voluntary termination without good reason.

      The Company has entered into both a supplemental retirement agreement and a severance agreement with Mr. Keirstead, Executive Vice President of the Company. The Company also has a supplemental retirement plan in which Mr. Dur participates. Each of the aforementioned agreements and plan is more fully described elsewhere in this Proxy Statement.

      The Company has separate change in control agreements with Messrs. Seawright, Burgess, Dur and Keirstead under which each of these individuals is entitled to both (i) a severance benefit, payable upon or before termination for any reason (other than death, disability, retirement, termination for substantial cause or voluntary termination without good reason) occurring within two years following a change in control of the Company, equal to three times the annual base salary rate plus bonus under the MIP program and (ii) certain fringe benefits for a three-year term. In accordance with these change in control agreements, the individuals also will be reimbursed for any excise or other taxes incurred as a result of the benefits received by them thereunder. The types of events constituting a change in control under these agreements include those that require reporting under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and certain other events specified in the change in control agreements. Amounts received by Mr. Seawright under his change in control agreement with the Company, excluding payments for taxes, offset any payments to be made as a result of his termination of employment under his aforementioned employment agreement.

      Terminations of Messrs. Seawright and Freedman absent a change in control of the Company are governed by the provisions of their respective employment agreements. Terminations of Messrs. Burgess, Dur and Keirstead absent a change in control of the Company are governed by the Company's general employee severance policy as confirmed by their respective severance agreements, under which each of them is entitled to a severance benefit, payable in lump sum or over a period of time, following termination for any reason (other than death, disability, retirement or termination for substantial cause), equal to his annual base salary for a period of between one and two years depending on designated criteria, specified relocation reimbursements and certain fringe benefits for up to a 24-month term.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1996, the following Directors, none of whom were then officers or employees of the Company or any of its subsidiaries, served on the Board's Compensation and Stock Option Committee: Ms. Verville, Messrs.

Cauley, Elliott, Perkins, and Ms. Haberkorn. Mr. Homer Perkins, a former officer of the Company, was a member of the Committee during 1996 until his resignation therefrom on March 24, 1996. No current member of the Committee is a former officer of the Company or any of its subsidiaries, and none had any relationship requiring disclosure.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based on Company records and other information, the Company believes that all Securities and Exchange Commission filing requirements under
Section 16(a) of the Exchange Act applicable to its Directors and executive officers with respect to the Company's fiscal year ending December 31, 1996 were complied with.

 COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board. The Committee is comprised of non-employee Directors who approve or recommend to the Board salary and bonus amounts and other annual compensation and long-term compensation awards for the executive officers of the Company.

      The Company's executive compensation program during 1996 had three components: base salary and fringe benefits; incentive bonus opportunity; and option awards to purchase Common Stock. The Committee's compensation policies regarding these components are designed to provide a compensation package which is targeted between the median and third quartile level of total compensation for similarly situated executive officers in a comparator group of other U.S. companies of comparable size and geographic diversity. The comparator group used in establishing the Company's compensation levels is composed of companies that participate in two well established and nationally recognized annual executive compensation surveys. They are the "Towers Perrin Executive Compensation Survey" and the "Management Compensation Services Project 777 Executive Compensation Study". These surveys include some of the companies included in the indices shown in the Performance Graph. The Committee believes that evaluating data from the broad group of industries and companies represented in these two surveys is important in establishing the true market for executive talent. To compete effectively in this market, the Company must be aware of compensation levels in various industries and companies of all sizes and does not limit its analysis to those constituting the indices shown in the Performance Graph.

      Base salaries and fringe benefits are set at the annual base salary and fringe benefit amounts of comparable executive officers. Pay for performance bonuses are determined under the Company's Management Incentive Plan ("MIP"), which provides for annual incentive opportunities amounting to pre-determined percentages of the respective Executive Officers' annual base salaries and which is based on pre-selected personal performance criteria and certain specified Company profitability and performance goals. Options to purchase Common Stock are granted in amounts that are competitive with long-term incentive award practices of comparable U.S. companies, considering the amount of options that have been previously granted to each of the executive officers. The options, which correlate to executive grade levels, are granted generally on an annual basis at the then market value of the Common Stock and are exercisable at any time after six months from the date of grant, subject to the Company's achievement of certain stock value performance criteria or upon the eighth anniversary of the date of grant under the provisions of the Company's 1996 Stock Option Plan, for a ten-year term, thus providing a direct relationship between executive officers' potentially realizable long-term compensation amounts and actually recognizable increases in stockholder value. Executive officer and Director stock ownership guidelines have been adopted with the objective of further aligning executive officers' and Directors' and stockholders' interests. The Committee's compensation policies are intended to reinforce the Company's performance-oriented compensation practices and are not limited by potential outcomes of non-deductibility of certain compensation amounts for federal tax purposes under the provisions of
Section 162(m) of the Code and the regulations promulgated thereunder.

      Compensation for each of the Company's executive officers in 1996 was determined by the foregoing program, except for Mr. Freedman, whose annual base salary, fringe benefit and bonus compensation was established in a negotiated employment agreement entered into during the acquisition of Enesco Corporation, the terms of which are more fully described elsewhere in this Proxy Statement.

      Compensation for Mr. Seawright, President and Chief Executive Officer of the Company, in 1996 included his base salary at the annual rate of $573,000. His employment agreement provides that his annual base salary is subject to increases from time to time at the discretion of the Board of Directors. His 1996 MIP target opportunity of $367,900 was based 40% upon achieving certain specified personal performance objectives relating to strategic and financial goals and 60% upon achieving specified financial objectives of the Company, including dollar sales volume, operating income, earnings per share, net cash available and return on equity. As a result of his personal performance criteria achievements and the Company's financial results, Mr. Seawright's MIP bonus was $257,530. In 1996, the Committee awarded Mr. Seawright a grant of 70,500 non-qualified options to purchase Common Stock. The size of the grant relative to all other 1996 option grants made by the Committee and based upon its projected value as of the grant date was determined to be within the guidelines which were developed by the Committee's executive compensation consulting firm, William M. Mercer, Incorporated. This grant was made under the Company's 1996 Stock Option Plan, becomes exercisable after eight years or sooner if certain specified stock value performance criteria are achieved and has a term of ten years from the date of grant.

      The Compensation and Stock Option Committee:

A. L. Verville (Chairman) J. F. Cauley  C. W. Elliott  J. R. Haberkorn
___________________________________________________________________________


                             PERFORMANCE GRAPH

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
  THE STANDARD & POOR'S ("S&P") MIDCAP 400 INDEX, AND THE COMPANY'S PEER
                              GROUP INDEX (1)


            12/31/91  12/31/92   12/31/93  12/31/94   12/31/95  12/31/96
Stanhome
Inc.        $100.00   $ 96.61    $ 97.29   $ 93.66    $ 89.29   $ 84.42

S&P
Midcap
400         $100.00   $111.91    $127.53   $122.96    $161.00   $191.91

Company's
Peer
Group       $100.00   $104.13    $102.83   $ 73.25    $83.30    $ 87.64
___________________________________________________________________________
                                   -18-

      (1)This graphic presentation assumes (a) one-time $100 investments in the Company's Common Stock and in market capital base-weighted amounts apportioned among all the companies whose equity securities constitute the above named board equity market index and the Company's selected peer group index, in each case made as of the market close on the last trading day in 1991 and (b) the automatic reinvestment of dividends, if any, into additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable fiscal years. The Company could not choose to present the S&P Midcap 400 Consumer Products Index because it is no longer being published by S&P. In its place, the Company has chosen to present a peer group index composed of the same companies that constituted the former S&P Midcap 400 Consumer Products Index, thus maintaining continuity with comparisons provided in prior years' proxy statement Performance Graph presentations. That peer group is made up of the following ten companies: Carter-Wallace, Inc.; Church & Dwight Co., Inc.; A.T. Cross Company; First Brands Corporation; Gibson Greetings, Inc.; Lancaster Colony Corp.; National Presto Industries, Inc.; Perrigo Company; Stanhome Inc.; and Tambrands Inc. (Source: Standard & Poor's Compustat - Custom Business Unit, a division of McGraw-Hill.)


                      INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has been engaged by the Company as independent public accountants since 1971. As recommended by its Audit Committee, the Board has appointed that firm as independent accountants for the Company for 1997, subject to ratification by the stockholders. The treatment and effect of abstentions and broker non-votes will be as specified in the "Election of Directors" section of this Proxy Statement. Proxy cards of stockholders containing no designation to the contrary will be voted for the appointment of that firm. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

                           STOCKHOLDER PROPOSAL

      The following proposal was submitted by Ralph F. Kanders, 330 Madison Avenue, Convent Station, NJ 07961.

Stockholder Proposal

      RESOLVED: That the shareholders of Stanhome Inc. recommend to the directors that they immediately seek alternative strategies with their investment bankers to enhance shareholder value, whether through a sale of assets or stock, or a merger, consolidation, reorganization, recapitalization or otherwise.

Stockholder's Supporting Statement

      I have been a shareholder of Stanhome Inc. since 1961. From 1990 to 1996, shareholder value has decreased by approximately 40% during the greatest bull market of the century in which the S & P has advanced approximately 130%.

      All of Stanhome's divisions are experiencing fierce competition. The total increase in sales of over $300 million from 1989 to 1996 has resulted in lower earnings per share during a period of stock repurchase. Stanhome has inadequate capital today to take advantage of an industry which requires consolidation. The capital base includes approximately $100 million of goodwill.

      The Enesco operation is a secondary player in the collectibles arena which is increasingly being dominated by the major motion picture companies. "Precious Moments" today can be found in QVC and Marshall's department stores at discounted prices serving to undermine the collectible value.

      The direct response division is highly competitive with approximately 45% of the gross sales for advertising and the highest quality competitor Princeton Lenox Galleries posting annual losses.

      Stanley Home Products International has its major operations in Spain and Italy where the political-economic climate is poor. Italian tax implications have served to eliminate product dealers significantly for personal reasons and the major competitor would like to see our operation reduced.

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

Statement of the Board of Directors
in Opposition to the Stockholder Proposal

      The proposal calls for the Board to take immediate action with investment bankers to seek alternative strategies, such as a sale of assets or stock, a merger, consolidation, reorganization, recapitalization or other means, for the purpose of enhancing stockholder value. The Board in principle supports initiatives to enhance stockholder value but believes that adoption of the Stockholder Proposal would fail to achieve this goal.

      The Stockholder Proposal fails to recognize that the Company has never foreclosed the possibility of a sale of assets or stock, a merger, consolidation, reorganization, recapitalization or any other strategic transaction that is in the best interests of the Company and its stockholders. In fact, the Company's officers and directors are committed to the exploration and consideration of such transactions and their pursuit, when appropriate, in order to enhance stockholder value. The Board maintains regular, frequent and substantial contact with various outside advisors, including management consultants, public accountants and legal counsel, as well as investment bankers. These outside advisors assist the Company in continually monitoring the marketplace, evaluating potential opportunities and pursuing transactions that the Board believes to be in the best interests of the Company and its stockholders.

      The Board is aware of its fiduciary duties to Company stockholders and, consequently, it remains open to all opportunities with the potential to enhance stockholder value. However, the Board believes that the adoption of the Stockholder Proposal at this time could create an uncertain public atmosphere which, in its judgment, would disadvantage the Company in any current or future efforts to pursue successfully the value-enhancing strategies mentioned in the Stockholder Proposal. Simply put, such an environment could result in the Company having diminished bargaining power in negotiating strategic transactions for the benefit of its stockholders. In addition, the uncertain atmosphere that could be created by the adoption of the Stockholder Proposal might result in damage to customer and vendor relationships, further jeopardizing the Company's stockholder value.
More importantly, adoption of the Stockholder Proposal would neither alter nor, in the Board's view, promote the Board's pursuit of its basic duty to manage the Company in the best interests of all stockholders. The Board looks forward to the future and maintains foremost among its priorities the enhancement of stockholder value.
                                   -20-

  FOR THE REASONS STATED ABOVE, THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT THE STOCKHOLDER PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY
  AND ITS STOCKHOLDERS.  ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY
        RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

      The proposal requires for adoption the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Annual Meeting at which there is a quorum. The treatment and effect of abstentions and broker non-votes will be as specified in the Election of Directors section of this Proxy Statement. It is intended that proxies of the stockholders containing no designation to the contrary will be voted against the approval of the Stockholder Proposal as recommended by the Board.

                       PROPOSALS OF SECURITY HOLDERS

      Pursuant to rules of the Securities and Exchange Commission, a stockholder owning of record or being the beneficial owner of at least $1,000 in market value of the Common Stock may present a proposal to be voted on at the 1998 annual meeting of stockholders, and provided such proposal meets all of the requirements of those rules and is received by the Company on or before November 14, 1997, it will be included in the proxy statement and form of proxy relating to such meeting.


                              OTHER BUSINESS

      The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by the stockholders at the meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority with respect to matters which are not known to the Board at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy card to vote the proxy in accordance with their best judgment on any such matter.

      The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of the Annual Report for the fiscal year ended December 31, 1996 without charge by writing to the Clerk of the Company at 333 Western Avenue, Westfield, Massachusetts 01085.

                                       By order of the Board of Directors,

                                       STANHOME INC.


                                       BRUCE H. WYATT
                                       Clerk
March 14, 1997

         PROXY                   STANHOME INC.                 PROXY
                      ANNUAL MEETING OF STOCKHOLDERS
                              APRIL 24, 1997

        This Proxy is solicited on behalf of the Board of Directors

      The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 14, 1997, receipt of which is hereby acknowledged, does hereby appoint and constitute H.L. TOWER, G. WILLIAM SEAWRIGHT, and BRUCE H. WYATT, and each or any of them the attorneys and proxies of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Stanhome Inc. to be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts, on Thursday, April 24, 1997 at 9:30 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.125 per share, together with associated common stock purchase rights of said Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

           (Continued and to be signed and dated on the reverse)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IN THE      Please mark    -----
ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR      your votes as    X
ITEMS 1 AND 2, AND AGAINST ITEM 3, BELOW.            indicated in   -----
                                                     this example

1. To elect Janet M. Clarke, Charles W. Elliott, and Allan G. Keirstead as Class II Directors for a three-year term. If any of such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

   FOR all           TO WITHHOLD       (INSTRUCTION:  To       I plan to
   nominees listed   authority to      withhold authority to   attend the
   above (except     vote for all      vote for one or more    meeting.
   as marked to      nominees listed   individual nominees,
   the contrary)     above             write the nominee's     -----
                                       name in the space
                                       provided below.)        -----


   ______            ______

   ______            ______            _____________________

2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for 1997.

                                 FOR          AGAINST        ABSTAIN

                                 ______       ______         ______

                                 ______       ______         ______

3. To approve the stockholder proposal recommending that the Board of Directors utilize investment bankers to identify alternatives to enhance the Company's value.

                                 FOR          AGAINST        ABSTAIN

                                 ______       ______         ______

                                 ______       ______         ______

4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.


                                             _____________________________

                                             _____________________________
                                             Please sign above exactly as
                                             name(s) appear(s) hereon.
                                             (When signing as attorney,
                                             executor, administrator,
                                             trustee, guardian, etc., give
                                             title as such.  If joint
                                             account, each joint owner
                                             should sign.)

                                             _______________________, 1997
                                             (Please date)




   PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               STANHOME INC.

                      Annual Meeting of Stockholders
                         Thursday, April 24, 1997
                                 9:30 a.m.

                          Corporate Headquarters
                               Stanhome Inc.
                            333 Western Avenue
                      Westfield, Massachusetts 01085